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                                                                   EXHIBIT 16(b)


                       [DELOITTE & TOUCHE LLP LETTERHEAD]


July 21, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) numbers (i), (ii), (iv) and (v) of Form 8-K of CA Short Company dated July 17, 1997. We have no comment regarding Items 4(a)(iii), 4(a)(vi) and 4(b).


Yours truly,

/s/ Deloitte & Touche LLP